EXHIBIT 10.21

INSTRUMENT OF ADHERENCE

THIS INSTRUMENT OF ADHERENCE is executed of September 2nd 2004, by Dresdner Kleinwort Benson Private Equity Partners, L.P. (the “Transferor”) and Annex Holdings I LP (the “Transferee”).

RECITALS:

The Transferor has on the date hereof transferred to the Transferee 178,501 shares of the Common Stock, no par value (the “Shares”) of Gardenburger, Inc. (the “Company”), Warrant No. W-1, representing 557,981 warrant shares of the Company (the “Warrant”) and an Amended and Restated Convertible Senior Subordinated Note of the Company (the “Note” and collectively with the Shares and the Warrant, the Securities”).

AGREEMENT:

1.             By execution hereof, the Transferee acknowledges and agrees that it has acquired the Securities of the Company from the Transferor subject to the terms of (i) the Note Purchase Agreement, dated as of March 27, 1998, as amended, (the “Note Purchase Agreement”), (ii) the Registration Rights Agreement, dated as of March 27, 1998, as amended, (the “Registration Rights Agreement”), (iii) the Warrant Agreement, dated as of January 10, 2002, (the “Warrant Agreement”) and (iv) the Stock Purchase Warrant issued by the Company to the Transferor, dated as of January 10, 2002 (the “Stock Purchase Warrant” and together with the Registration Rights Agreement and the Warrant Agreement, the “Ancillary Agreements”).  The Transferee agrees to be bound by all of the terms and provisions of the Note Purchase Agreement, the Ancillary Agreements and all amendments thereto as if the Transferee were originally a party thereto.  Each of the Transferor and the Transferee agrees that, immediately upon the execution and delivery of this Instrument, the Transferor’s rights under the Note Purchase Agreement and the Ancillary Agreements shall be assigned to the Transferee in accordance with the terms of such agreements and that the Transferee shall enjoy all of the rights and benefits to which the Transferor is entitled thereunder as if the transferee were the original party thereto.

2.             Transferor and Transferee each hereby agree that all management and other rights of the Transferor under the Note Purchase Agreement and Ancillary Agreements shall be transferred to Transferee simultaneously with the transfer of the Securities.  For the avoidance of doubt, the transfer of the Securities from the Transferor to the Transferee shall not in any way or for any purpose be deemed to have occurred prior to the effectiveness of the transfer of such management and other rights.

3.             The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Instrument.

4.             This Instrument shall be governed by, and construed in accordance with, the laws of the State of Oregon, as such laws are applied to contracts entered into and performed in such State.

5.             This Instrument shall be binding upon the transferees, successors and assigns of the parties hereto.

6.             This Instrument may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Instrument as of the day and year first above written.

DRESDNER KLEINWORT BENSON
PRIVATE EQUITY PARTNERS, L.P.

	By:	/s/ Alex Coleman
Name: Alex Coleman
Title:

ANNEX HOLDINGS I LP

By: Annex Capital Partners LLC

	By:	/s/ Tim Hanford
Name: Tim Hanford
Title:

Acknowledged and Agreed:

GARDENBURGER, INC.

By:	/s/ Scott Wallace
Name:	Scott Wallace
Title:	President & CEO